EXHIBIT 32.2

STATEMENT OF MANAGING DIRECTOR
PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Richard J. DeGarmo, Managing Director of Biofuels Power Corporation (the “Company”), hereby certifies that:

The Company’s Form 10-Q/A Report for the nine months ended September 30, 2013 (the “Report”) fully complies with the requirements of Section 13(a) and Section 15(d) of the Securities Exchange Act of 1934; and The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard J. DeGarmo
Richard J. DeGarmo, Managing Director
Dated: January 22, 2014